EXHIBIT (a)(1)(E)

ROTECH HEALTHCARE INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

TO PURCHASE COMMON STOCK FOR NEW OPTIONS

ELECTION FORM

THE OFFER EXPIRES AT 5:00 P.M. U.S. EASTERN TIME ON DECEMBER 31, 2009, UNLESS THE OFFER IS

EXTENDED

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including the Offer to Exchange Certain Outstanding Options for a Number of Replacement Options According to an Exchange Ratio dated December 2, 2009 (the “Offer Information Document”), and all ancillary materials (the “Exchange Offer Materials”). The Offer is subject to the terms of the Exchange Offer Materials, as they may be amended. The Offer provides eligible participants who hold eligible options the opportunity to exchange these options for new options as set forth in Section 1 of the Offer Information Document. The Exchange Offer Materials have been provided to you and may also be accessed through the U.S. Securities and Exchange Commission’s website at: www.sec.gov.

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the eligible option will not be exchanged and your eligible option will remain outstanding subject to its original terms.

Original Grant Date (MMDDYY)	Number of Shares Subject to Option	Exchange Entire Eligible Option?
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No

IF YOU DO NOT CLEARLY MARK THE BOX ELECTING TO EXCHANGE EACH OF YOUR ELIGIBLE OPTIONS ON THE ELECTION FORM, SUCH ELIGIBLE OPTIONS WILL NOT BE EXCHANGED.

In accordance with the terms outlined in the Exchange Offer Materials, if you elect to exchange your eligible options, you will receive a new option covering the number of shares as determined by the exchange ratio below (rounded down to the nearest whole number of shares with respect to each option on a grant-by-grant basis), as described in Section 1 of the Offer Information Document. Your replacement options will be subject to a new vesting schedule as described in Section 7 of the Offer Information Document. Vesting on any date is subject to your continued service to Rotech or its wholly owned subsidiaries through each relevant vesting date.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR THE REPLACEMENT OPTIONS.

TERMS AND CONDITIONS

1. Delivery of Election Form. A properly completed and duly executed or electronically accepted election form must be received by Rotech Healthcare Inc. by 5:00 p.m. U.S. Eastern Time on December 31, 2009, unless the Offer is extended. We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form from you before the expiration of the Offer, we will not accept your eligible options for exchange and such eligible options will not be exchanged pursuant to this Offer.

You must submit your properly signed and completed election form by emailing a scanned or PDF copy of the election form to ExchangeOffer@rotech.com.

Rotech will send you a confirmation of your election to participate in the Offer by e-mail or mail, in its discretion.

You must complete the election process (whether electronically or in paper form) in the foregoing manner no later than 5:00 p.m. U.S. Eastern Time on December 31, 2009, unless the Offer is extended. We will not accept delivery of any election after expiration of this Offer. If we have not received all properly completed and signed documents before the Offer expires, you will have rejected this Offer and you will keep your current options. Only documents that are complete, signed and actually received by Rotech via the delivery method described above by the deadline will be accepted. Documents submitted by any other means are not permitted.

Rotech intends to confirm the receipt of your election form. You will receive confirmation by e-mail or mail, at our discretion, promptly after receipt of your completed election form. If you have not received confirmation that Rotech received your election form, we recommend that you confirm that we have received your election form. If you need to confirm receipt, you may send your request via e-mail to ExchangeOffer@rotech.com.

You may change or withdraw this election by submitting a new properly completed election form using any of the permissible delivery methods outlined above prior to the expiration date, which will be 5:00 p.m. U.S. Eastern Time on December 31, 2009, unless we extend the Offer. If we extend the expiration date, you may submit a new election form with respect to some or all of your eligible options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive by the expiration date.

THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 5:00 P.M. U.S. EASTERN TIME ON DECEMBER 31, 2009 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE EXCHANGED.

While participation in the Offer is completely voluntary, if you elect not to exchange some or all of your eligible options pursuant to the Offer, then you will retain the eligible options under their original terms.

2. Signatures on This Election Form. You must physically sign the paper election form.

3. Requests for Assistance or Paper Copies. You should direct any questions about the Offer or requests for assistance (including requests for additional copies of any documents relating to this Offer) by e-mail to ExchangeOffer@rotech.com. Copies will be furnished promptly at Rotech’s expense.

4. Reservation of Rights. We reserve the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which the Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to make or withdraw elections with respect to eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 9:00 a.m. U.S. Eastern Time on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our discretion, before the expiration date to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.

5. Important Tax Information. If you are a U.S. tax resident, you should refer to Section 12 of the Offer Information Document, which contains material U.S. federal income tax information concerning the Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.

6. Copies. You should retain a copy of this election form for your records.

7. Termination of Service Prior to Replacement Grant Date. If you cease to be employed by, or provide services to, Rotech before Rotech grants your replacement options in exchange for your eligible options, you will not receive any new options. Instead, you will keep your current eligible options and they will expire in accordance with their terms. Nothing in the Exchange Offer Materials shall be construed to give any person the right to remain in the employ or service of Rotech or to affect Rotech’s right to terminate the employment or other service relationship of any person at any time with or without cause to the extent permitted under law. The employment between Rotech and each employee remains “at will,” subject, in certain jurisdictions, to applicable notice requirements.

8. Acceptance of Terms of Offer. The tender of some or all of your eligible options will constitute your acceptance of all of the terms and conditions of the Offer. You acknowledge you have received the Exchange Offer Materials and have read, understand and agree to be bound by all of the terms of the Offer as described in the Exchange Offer Materials. Acceptance by Rotech of your eligible options pursuant to the Offer will constitute a binding agreement between Rotech and you upon the terms and subject to the conditions of the Offer. You are the registered holder of the eligible options tendered hereby, and your name and other information appearing on the election form are true and correct.

9. Data Privacy. In making this election, you agree that Rotech may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to Rotech and to any third parties assisting Rotech with the Offer, and these recipients may be located in the U.S. or elsewhere.

10. ACKNOWLEDGEMENT. THE COMPANY AND/OR ANY INDEPENDENT FIRMS HIRED WITH RESPECT TO THE OFFER CANNOT GIVE ME LEGAL, TAX OR INVESTMENT ADVICE WITH RESPECT TO THE OFFER AND I HAVE BEEN ADVISED TO CONSULT WITH MY OWN LEGAL, TAX AND INVESTMENT ADVISORS AS TO THE CONSEQUENCES OF PARTICIPATING OR NOT PARTICIPATING IN THE OFFER.

Your signature and submission of this election form indicate that you have read and agreed to the Terms and Conditions above.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date:                                     , 2009

Address:

E-mail address:

THIS ENTIRE ELECTION FORM MUST BE RECEIVED BY ROTECH HEALTHCARE INC.

NO LATER THAN 5:00 P.M. U.S. EASTERN TIME ON DECEMBER 31, 2009.

SUBMIT VIA E-MAIL A SCANNED OR PDF COPY TO EXCHANGEOFFER@ROTECH.COM

3